Exhibit (11)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-45437 of America's Utility Fund, Inc. of our report dated February 4, 1997 incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

DELOITTE & TOUCHE LLP
Richmond, Virginia

April 30, 1997